UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                          SCHEDULE 13D

           Under the Securities Exchange Act of 1934
                       (Amendment No. 5)*


                    LDDS COMMUNICATIONS, INC.
                         (Name of Issuer)


Series 1 $ 2.25   Cumulative Senior Perpetual Convertible Preferred Stock
                  (Title of Class of Securities)


                           50182L 10 8
                          (CUSIP Number)

      Arnold L. Wadler, Esq., General Counsel (201) 804-7100
Metromedia  Company,  One  Meadowlands Plaza, East Rutherford, New Jersey 07073
          (Name, Address and Telephone Number of Person
        Authorized to Receive Notices and Communications)


                        September 15, 1993
     (Date of Event which Requires Filing of this Statement)



If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check  the following box if a fee is being paid with the statement [ ].   (A
fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and
(2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               SCHEDULE 13D




CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Metromedia Company
     62-1293303


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]



3
SEC USE ONLY



4
SOURCE OF FUNDS*
     PF


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)




6
CITIZENSHIP OR PLACE OF ORGANIZATION
     Delaware




NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING POWER
                    See Attached Rider 2A


8
SHARED VOTING POWER



9
SOLE DISPOSITIVE POWER
                    See Attached Rider 2A



10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                              See Attached Rider 2A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES



13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          19.2% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
     PN



                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
      INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                             RIDER 2A


7. 14,821,433 (which figure includes (i) 10, 896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

9. 14,821,433 (which figure includes (i) 10, 896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

11.14,821,433 (which figure includes (i) 10, 896,785 shares of
   Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

                               SCHEDULE 13D


CUSIP No.  50182L 10 8


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     John W. Kluge
     ###-##-####


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]


3
SEC USE ONLY


4
SOURCE OF FUNDS*


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]


6
CITIZENSHIP OR PLACE OF ORGANIZATION



NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING POWER
                    See Attached Rider 3A


8
SHARED VOTING POWER



9
SOLE DISPOSITIVE POWER
                    See Attached Rider 3A


10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                              See Attached Rider 3A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES




13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          19.2% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
     IN



                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
      INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                             RIDER 3A


7. 14,821,433 (which figure includes (i) 10, 896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

9. 14,821,433 (which figure includes (i) 10, 896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

11.14,821,433 (which figure includes (i) 10, 896,785 shares of
   Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and
   (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

                               SCHEDULE 13D

CUSIP No.  50182L 10 8

1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION No. OF ABOVE PERSON
     Stuart Subotnick
     ###-##-####


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP* (a) [ ]
(b) [ ]



3
SEC USE ONLY



4
SOURCE OF FUNDS*



5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e) [ ]



6
CITIZENSHIP OR PLACE OF ORGANIZATION



NUMBER OF
SHARES
BENEFICIALLY OWNED
BY EACH REPORTING
PERSON
WITH

7
SOLE VOTING POWER
               See Attached Rider 4A


8
SHARED VOTING POWER


9
SOLE DISPOSITIVE POWER
               See Attached Rider 4A


10
SHARED DISPOSITIVE POWER



11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
                         See Attached Rider 4A


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES



13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
          19.2% on a fully diluted basis.


14
TYPE OF REPORTING PERSON*
     IN



                  *SEE INSTRUCTIONS BEFORE FILLING OUT!
      INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                             RIDER 4A


7. 14,821,433 (which figure includes (i) 10, 896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

9. 14,821,433 (which figure includes (i) 10, 896,785 shares of Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

11.14,821,433 (which figure includes (i) 10, 896,785 shares of
   Series 1 $2.25 Cumulative Senior Perpetual Convertible Preferred Stock; (ii) 1,379,310 shares of Common Stock;
   (iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share and warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share; and (iv) currently exercisable warrants to purchase 3235 shares of Common Stock at $10.00 per share).

                 AMENDMENT No. 6 TO SCHEDULE 13D


        THIS Amendment No. 6 supplements the Schedule 13D ("Schedule 13D") filed on May 22, 1992, as amended by Amendment No. 1 dated October 28, 1992 thereto; as amended by Amendment
No. 2 dated January 18, 1993 thereto; as amended by Amendment
No. 3 dated February 26, 1993; Amendment No. 4 dated March 31, 1993 and Amendment No. 5 dated September 15, 1993 filed by Metromedia Company ("Metromedia") (and previously filed by Metromedia Communications Corporation), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):

Item 6. Contracts, Arrangements, Understandings or
        Relationships with Respect to the Securities of the Issuer.

        Item 6 is amended by adding thereto the following paragraph:

        On April 11, 1994, Metromedia and Chemical Bank (the "Bank") entered into a Credit Agreement (a copy of which is attached hereto as Exhibit S) pursuant to which the Bank agreed to make available (the "Loan") to Metromedia funds for working capital purposes. The Credit Agreement contains standard provisions regarding the maturity of the Loan, the events of default and other provisions. In connection with the Loan, pursuant to a Pledge Agreement (a copy of which is attached hereto as Exhibit T), Metromedia pledged to the Bank 2,758,620 shares of Common Stock of the Issuer, which number constitutes all of the shares of Common Stock of the Issuer owned by Metromedia to secure its obligations under the Credit Agreement.

Item 7. Material to be Filed As Exhibits.

        The following exhibits are annexed hereto:

        Exhibit S -    Credit Agreement dated as of April 11,
                       1994 between Metromedia Company and
                       Chemical Bank.

        Exhibit T -    Pledge Agreement dated as of April 11,
                       1994 between Metromedia Company and
                       Chemical Bank.

                            SIGNATURE

        After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:  April 11, 1994

                              /s/ STUART SUBOTNICK
                              -------------------------
                              Stuart Subotnick
                              General Partner
                              Metromedia Company



                              /s/ JOHN W. KLUGE
                              ------------------------
                              John W. Kluge


                              /s/ STUART SUBOTNICK
                              ------------------------
                              Stuart Subotnick

                 AMENDMENT No. 5 TO SCHEDULE 13D


        THIS Amendment No. 5 supplements Schedule 13D
("Schedule 13D") filed on May 22, 1992, as amended by Amendment No. 1 dated October 28, 1992 thereto; as amended by Amendment
No. 2 dated January 18, 1993 thereto; as amended by Amendment
No. 3 dated February 26, 1993 and Amendment No. 4 dated March 31, 1993 by Metromedia Communications Corporation ("MCC"), in the following respects only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):

        This Schedule 13D is filed by Metromedia Company, a Delaware general partnership ("Metromedia"), the partners of which are John W. Kluge through a trust, and Stuart Subotnick. MCC ceased to exist on September 15, 1993 by virtue of the merger of MCC with and into Resurgens Communications Group, Inc. (the "First Merger") and the subsequent merger of LDDS Communications Inc. into the surviving company of the First Merger. Metromedia owned all of the stock of MCC prior to the mergers. This
Schedule 13D reflects all of Metromedia's holdings of equity of the Issuer.


Item 1. Security and Issuer.

        Item 1 is hereby amended in its entirety as follows:

        The classes of equity securities to which this Statement relates is the Series 1 $2.25 Cumulative Senior
Perpetual Convertible Preferred Stock (the "Series 1 Preferred
Stock") and the Common Stock, $.01 par value (the "Common Stock") of LDDS Communications Inc. ("LDDS" or the "Issuer"). The
Issuer's principal  executive offices are located at 515 East
Amite Street, Jackson, Mississippi 39201.


Item 2. Identity and Background.

        Item 2 is hereby amended in its entirety as follows:

        This Statement is filed by Metromedia Company, a Delaware general partnership in which John W. Kluge through a trust beneficially owns a 95% interest and Stuart Subotnick beneficially owns a 5% interest. Mr. Kluge and Mr. Subotnick are the sole general partners of Metromedia. Mr. Kluge is the Chairman, President and Chief Executive Officer of Metromedia and Mr. Subotnick is the Executive Vice President of Metromedia. Metromedia and its affiliates principal businesses include telecommunications, computerized painting, hospitality and entertainment. The address of its principal business and its principal office address are One Meadowlands Plaza, East Rutherford, New Jersey 07073. Exhibit A to this Statement is a listing of the name, the business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. None of the persons named above or in Exhibit A has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.


Item 4.  Purpose of Transaction.

        Item 4 is amended by adding thereto the following paragraph:

   On September 15, 1993, MCC, Resurgens Communications Group, Inc. and the Issuer consummated the transactions referred to in the Merger Agreement, Exhibit Q, whereby in exchange for its shares of common stock of MCC, Metromedia Company received (i) $150 million; (ii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share, which may be exercised at any time on or prior to May 12, 1995 and currently exercisable warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share, which may be exercised at any time prior to May 12, 1997; and (iii) 10,896,785 shares of Series 1 Preferred Stock, and 1,379,310 shares of Common Stock of the Issuer.


Item 5.  Interest in Securities of the Issuer.

        Metromedia beneficially owns 14,821,433 shares of Common Stock, which figure includes (i) 10,896,785 shares of Series 1 Preferred Stock (convertible into 10,938,488 shares of Common Stock); (ii) 1,379,310 shares of Common Stock;
(iii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share, which may be exercised at any time on or prior to May 12, 1995 and currently exercisable warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share, which may be exercised at any time prior to May 12, 1997; and
(iv) currently exercisable warrants to purchase (at $10.00 per share) 3,235 shares of Common Stock.

Item 6. Contracts, Arrangements, Understandings or
      Relationships with Respect to the Securities of the Issuer

        Item 6 is hereby amended by adding thereto the following paragraph:

        On September 15, 1993, MCC, Resurgens Communications Group, Inc. and the Issuer consummated the transactions referred to in the Merger Agreement, Exhibit Q, whereby in exchange for its shares of common stock of MCC, (i) $150 million; (ii) warrants to purchase 1,250,100 shares of Common Stock at $15.50 per share, which may be exercised at any time on or prior to May 12, 1995 and currently exercisable warrants to purchase 1,250,100 shares of Common Stock at $17.90 per share, which may be exercised at any time prior to May 12, 1997; and (iii) 10,896,785 shares of Series 1 Preferred Stock, and 1,379,310 shares of Common Stock of the Issuer.


Item 7.   Material to be Filed as Exhibits.

        The following exhibits are annexed hereto:

        Exhibit A -    List of Metromedia Officers and Directors

                            SIGNATURE


        After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.


Dated:   September 15, 1993

                            /s/ STUART SUBOTNICK
                            -----------------------
                            Stuart Subotnick
                            General Partner
                            Metromedia Company


                            /s/ JOHN W. KLUGE
                            -----------------------
                            John W. Kluge


                            /s/ STUART SUBOTNICK
                            ------------------------
                            Stuart Subotnick

                              Exhibit A


                          METROMEDIA COMPANY



                                       Position with Metromedia
    Name and                           Company and/or principal
Business Address                       occupation or employment
----------------------------------     ------------------------

John W. Kluge
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Chairman and President


Stuart Subotnick
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Executive Vice President


Arnold L. Wadler
One Meadowlands Plaza                  Senior Vice President, Secretary
East Rutherford, New Jersey 07073      and General Counsel


Robert A. Maresca
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Senior Vice President and Treasurer


Seymour Wigod
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Senior Vice President


David Gassler
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Vice President and Controller


Kenneth Wolk
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Vice President - Internal Audit


Mario P. Catuogno
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Vice President


Fred Cige
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Vice President


Kenneth A. Greene
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Vice President - Tax


Beverly Scoggins
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Vice President - Human Resources

Dennis E. Codin
One Meadowlands Plaza                  Assistant Secretary and Associate
East Rutherford, New Jersey 07073      General Counsel


Susan M. Klebanoff
One Meadowlands Plaza                  Assistant Secretary and
East Rutherford, New Jersey 07073      Assistant General Counsel


Hadley E. Feldman
One Meadowlands Plaza                  Assistant Secretary and
East Rutherford, New Jersey 07073      Assistant General Counsel


Eugene J. Bruno
One Meadowlands Plaza
East Rutherford, New Jersey 07073      Assistant Controller